UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

________________
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 28, 2013
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)
(800) 579-2302
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events

On May 28, 2013, Stage Stores, Inc. (the "Company") determined that the termination payments made to Andrew Hall, the Company's former President and Chief Executive Officer, in Fiscal 2012 under the terms of a Separation Agreement were not included in the Summary Compensation Table in the proxy materials for the Company's 2013 Annual Meeting of  Shareholders, which will be held on June 13, 2013, because (i) the approximate value of the entire Separation Agreement had already been disclosed in the proxy materials and (ii) the payments were made after Mr. Hall's employment with the Company ended.

The Company has filed with the Securities and Exchange Commission and is also making available additional proxy materials to correct the previous disclosures with respect to Mr. Hall's Fiscal 2012 compensation contained in the original proxy materials that were previously sent to the shareholders for the Company's 2013 Annual Meeting of Shareholders.  A copy of those additional proxy materials is attached to this Form 8-K as Exhibit 99.
Item 9.01                          Financial Statements and Exhibits
(d)            Exhibits
99	Additional Proxy Materials for the 2013 Annual Meeting of Shareholders to be held on June 13, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

May 31, 2013	/s/ Oded Shein
(Date)	Oded Shein
Executive Vice President and
Chief Financial Officer